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                                  EXHIBIT P(2)

                          THE FRANKLIN TEMPLETON GROUP
                                 CODE OF ETHICS
                                       AND
                       POLICY STATEMENT ON INSIDER TRADING

                                TABLE OF CONTENTS

THE FRANKLIN TEMPLETON GROUP CODE OF ETHICS.......................................................................1

PART 1 - STATEMENT OF PRINCIPLES..................................................................................1
PART 2 - PURPOSES, AND CONSEQUENCES OF NON-COMPLIANCE.............................................................2
PART 3 - COMPLIANCE REQUIREMENTS FOR ALL ACCESS PERSONS...........................................................3
PART 4 - ADDITIONAL COMPLIANCE REQUIREMENTS APPLICABLE TO PORTFOLIO PERSONS......................................10
PART 5 - REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS...........................................................13
PART 6 - PRE-CLEARANCE REQUIREMENTS..............................................................................17
PART 7 - PENALTIES FOR VIOLATIONS OF THE CODE....................................................................22
PART 8 - A REMINDER ABOUT THE FRANKLIN TEMPLETON GROUP INSIDER TRADING POLICY....................................23

APPENDIX A:       COMPLIANCE PROCEDURES, DEFINITIONS, AND OTHER ITEMS............................................24

I.       RESPONSIBILITIES OF EACH DESIGNATED COMPLIANCE OFFICER..................................................25
II.      COMPILATION OF DEFINITIONS OF IMPORTANT TERMS...........................................................31
III.     SECURITIES EXEMPT FROM THE PROHIBITED, REPORTING, AND PRE-CLEARANCE PROVISIONS..........................32
IV.      LEGAL REQUIREMENT.......................................................................................33

APPENDIX B:       FORMS AND SCHEDULES............................................................................34

ACKNOWLEDGMENT FORM..............................................................................................35
SCHEDULE A: LEGAL AND COMPLIANCE OFFICERS AND PRECLEARANCE DESK TELEPHONE & FAX NUMBERS..........................36
SCHEDULE B: SECURITIES TRANSACTION REPORT........................................................................37
SCHEDULE C:  INITIAL, ANNUAL & UPDATED DISCLOSURE OF ACCESS PERSONS SECURITIES HOLDINGS..........................39
SCHEDULE D:  NOTIFICATION OF SECURITIES ACCOUNT OPENING..........................................................40
SCHEDULE E:  NOTIFICATION OF DIRECT OR INDIRECT BENEFICIAL INTEREST..............................................41
SCHEDULE F:  INITIAL, ANNUAL & UPDATED DISCLOSURE OF SECURITIES ACCOUNTS.........................................42
SCHEDULE G:  INITIAL AND ANNUAL CERTIFICATION OF DISCRETIONARY AUTHORITY.........................................43
SCHEDULE H:  CHECKLIST FOR INVESTMENTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS...............45

APPENDIX C:       INVESTMENT ADVISOR AND BROKER-DEALER AND OTHER SUBSIDIARIES OF FRANKLIN RESOURCES,
INC. -  FEBRUARY 2000............................................................................................47


THE FRANKLIN TEMPLETON GROUP POLICY STATEMENT ON INSIDER TRADING..................................................1

A.       LEGAL REQUIREMENT........................................................................................1
B.       WHO IS AN INSIDER?.......................................................................................2
C.       WHAT IS MATERIAL INFORMATION?............................................................................2
D.       WHAT IS NON-PUBLIC INFORMATION?..........................................................................2
E.       BASIS FOR LIABILITY......................................................................................3
F.       PENALTIES FOR INSIDER TRADING............................................................................3
G.       INSIDER TRADING PROCEDURES...............................................................................4



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THE FRANKLIN TEMPLETON GROUP CODE OF ETHICS

         Franklin Resources, Inc. and all of its subsidiaries, and the funds in the Franklin Templeton Group of Funds (the "Funds") (collectively, the "Franklin Templeton Group") will follow this Code of Ethics (the "Code") and Policy Statement on Insider Trading (the "Insider Trading Policy"). Additionally, the subsidiaries listed in Appendix C of this Code, together with Franklin Resources, Inc., the Funds, the Fund's investment advisers and principal underwriter, have adopted the Code and Insider Trading Policy.

PART 1 - STATEMENT OF PRINCIPLES

         The Franklin Templeton Group's policy is that the interests of shareholders and clients are paramount and come before the interests of any director, officer or employee of the Franklin Templeton Group.(1)
         Personal investing activities of ALL directors, officers and employees of the Franklin Templeton Group should be conducted in a manner to avoid actual or potential conflicts of interest with the Franklin Templeton Group, Fund shareholders, and other clients of any Franklin Templeton adviser.
         Directors, officers and employees of the Franklin Templeton Group shall use their positions with the Franklin Templeton Group, and any investment opportunities they learn of because of their positions with the Franklin Templeton Group, in a manner consistent with their fiduciary duties for the benefit of Fund shareholders, and clients.


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(1)  "director" includes trustee.


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PART 2 - PURPOSES, AND CONSEQUENCES OF NON-COMPLIANCE

         It is important that you read and understand this document, because its overall purpose is to help all of us comply with the law and to preserve and protect the outstanding reputation of the Franklin Templeton Group. This document was adopted to comply with Securities and Exchange Commission rules under the Investment Company Act of 1940 ("1940 Act"), the Investment Advisers Act of 1940 ("Advisers Act"), the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), industry practice and the recommendations contained in the ICI's Report of the Advisory Group on Personal Investing. Any violation of the Code or Insider Trading Policy, including engaging in a prohibited transaction or failing to file required reports, may result in disciplinary action, and, when appropriate, termination of employment and/or referral to appropriate governmental agencies.


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PART 3 - COMPLIANCE REQUIREMENTS FOR ALL ACCESS PERSONS

3.1      WHO IS COVERED BY THE CODE AND HOW DOES IT WORK?
         The principles contained in the Code must be observed by ALL directors, officers and employees(2) of the Franklin Templeton Group. However, there are different categories of restrictions on personal investing activities. The category in which you have been placed generally depends on your job function, although unique circumstances may result in you being placed in a different category. The Code covers the following categories of employees who are described below:


         (1) ACCESS PERSONS: Access Persons are those employees who have "access to information" concerning recommendations made to a Fund or client with regard to the purchase or sale of a security. Examples of "access to information" would include having access to trading systems, portfolio accounting systems, research data bases or settlement information. Access Persons would typically include employees, including Management Trainees, in the following departments:

                  -     fund accounting;
                  -     investment operations;
                  -     information services & technology;
                  -     product management;
                  -     legal and legal compliance
                  -     and anyone else designated by the Director of Compliance

                  In addition, you are an Access Person if you are any of the following:

                  -     an officer or and directors of funds;
                  - an officer or director of an investment advisor or broker-dealer subsidiary in the Franklin Templeton Group;
                  -     a person that controls those entities; and
                  - any Franklin Resources' Proprietary Account ("Proprietary Account")(3)

         (2) PORTFOLIO PERSONS: Portfolio Persons are a subset of Access Persons and are those employees of the Franklin Templeton Group, who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund in the Franklin Templeton Group, or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include:

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(2)  The term "employee or employees" includes management trainees, as well as regular employees of the Franklin Templeton Group.

(3)  See Appendix A. II., for definition of "Proprietary Accounts."


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

                  -     portfolio managers;
                  -     research analysts;
                  -     traders;
                  - employees serving in equivalent capacities (such as Management Trainees);
                  -     employees supervising the activities of Portfolio
                        Persons; and
                  -     anyone else designated by the Director of Compliance

         (3) NON-ACCESS PERSONS: If you are an employee in the Franklin Templeton Group AND you do not fit into any of the above categories, you are a Non-Access Person. Because you do not normally receive confidential information about Fund portfolios, you are subject only to the prohibited transaction provisions described in 3.4 of this Code and the Franklin Resources, Inc.'s Standards of Business Conduct contained in the Employee Handbook.

         Please contact the Legal Compliance Department if you are unsure as to what category you fall in or whether you should be considered to be an Access Person or Portfolio Person.
         The Code works by prohibiting some transactions and requiring pre-clearance and reporting of most others. NON-ACCESS PERSONS do not have to pre-clear their security transactions, and, in most cases, do not have to report their transactions. "INDEPENDENT DIRECTORS" need not report any securities transaction unless you knew, or should have known that, during the 15-day period before or after the transaction, the security was purchased or sold or considered for purchase or sale by a Fund or Franklin Resources for a Fund. (See
Section 5.2.B below.) HOWEVER, PERSONAL INVESTING ACTIVITIES OF ALL EMPLOYEES AND INDEPENDENT DIRECTORS ARE TO BE CONDUCTED IN COMPLIANCE WITH THE PROHIBITED TRANSACTIONS PROVISIONS CONTAINED IN 3.4 BELOW. If you have any questions regarding your personal securities activity, contact the Legal Compliance Department.


3.2      WHAT ACCOUNTS AND TRANSACTIONS ARE COVERED?
         The Code covers all of your personal securities accounts and transactions, as well as transactions by any of Franklin Resource's Proprietary Accounts. It also covers all securities and accounts in which you have "beneficial ownership."(4) A transaction by or for the account of your spouse, or any other

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(4)  Generally, a person has "beneficial ownership" in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary


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family member living in your home is considered to be the same as a transaction by you. Also, a transaction for any account in which you have any economic interest (other than the account of an unrelated client for which advisory fees are received) and have or share investment control is generally considered the same as a transaction by you. For example, if you invest in a corporation that invests in securities and you have or share control over its investments, that corporation's securities transactions are considered yours.
         However, you are not deemed to have a pecuniary interest in any securities held by a partnership, corporation, trust or similar entity unless you control, or share control of such entity, or have, or share control over its investments. For example, securities transactions of a trust or foundation in which you do not have an economic interest (i.e., you are not the trustor or beneficiary) but of which you are a trustee are not considered yours unless you have voting or investment control of its assets. Accordingly, each time the words "you" or "your" are used in this document, they apply not only to your personal transactions and accounts, but also to all transactions and accounts in which you have any direct or indirect beneficial interest. If it is not clear whether a particular account or transaction is covered, ask a Preclearance Officer for guidance.

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     interest in the security. there is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.


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3.3      WHAT SECURITIES ARE EXEMPT FROM THE CODE OF ETHICS?
         You do not need to pre-clear or report transactions of the following securities:

         (1) securities that are direct obligations of the U. S. Government (i.e., issued or guaranteed by the U.S. Government, such as Treasury bills, notes and bonds, including U.S. Savings Bonds and derivatives thereof);

         (2) high quality short-term instruments, including but not limited to bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements;

         (3) shares of registered open-end investment companies ("mutual funds"); and

         (4) commodity futures, currencies, currency forwards and derivatives thereof.

         Such transactions are also exempt from: (i) the prohibited transaction provisions contained in Part 3.4 such as front-running; (ii) the additional compliance requirements applicable to portfolio persons contained in Part 4; and
(iii) the applicable reporting requirements contained in Part 5.

3.4       PROHIBITED TRANSACTIONS FOR ALL ACCESS PERSONS

         A.       "INTENT" IS IMPORTANT
         Certain transactions described below have been determined by the courts and the SEC to be prohibited by law. The Code reiterates that these types of transactions are a violation of the Statement of Principals and are prohibited. Preclearance, which is a cornerstone of our compliance efforts, cannot detect transactions which are dependent upon intent, or which by their nature, occur before any order has been placed for a fund or client. A Preclearance Officer, who is there to assist you with compliance with the Code, cannot guarantee any transaction or transactions comply with the Code or the law. The fact that your transaction receives preclearance, shows evidence of good faith, but depending upon all the facts, may not provide a full and complete defense to any accusation of violation of the Code or of the law. For example, if you executed a transaction for which you received approval, or if the transaction was exempt from preclearance (e.g., a transaction for 100 shares or less), would not preclude a subsequent finding that front-running or scalping occurred because such activity are dependent upon your intent. Intent cannot be detected during preclearance, but only after a review of all the facts.



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         In the final analysis, compliance remains the responsibility of each individual effecting personal securities transactions.

         B.       FRONT-RUNNING:  TRADING AHEAD OF A FUND OR CLIENT
         You cannot front-run any trade of a Fund or client. The term "front-run" means knowingly trading before a contemplated transaction by a Fund or client of any Franklin Templeton adviser, whether or not your trade and the Fund's or client's trade take place in the same market. Thus, you may not:

         (1) purchase a security if you intend, or know of Franklin Templeton Group's intention, to purchase that security or a related security on behalf of a Fund or client, or

         (2) sell a security if you intend, or know of Franklin Templeton Group's intention, to sell that security or a related security on behalf of a Fund or client.

         C.       SCALPING.
         You cannot purchase a security (or its economic equivalent) with the intention of recommending that the security be purchased for a Fund, or client, or sell short a security (or its economic equivalent) with the intention of recommending that the security be sold for a Fund or client. Scalping is prohibited whether or not you realize a profit from such transaction.

         D.       TRADING PARALLEL TO A FUND OR CLIENT
         You cannot buy a security if you know that the same or a related security is being bought contemporaneously by a Fund or client, or sell a security if you know that the same or a related security is being sold contemporaneously by a Fund or client.


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         E.       TRADING AGAINST A FUND OR CLIENT
         You cannot:

         (1) buy a security if you know that a Fund or client is selling the same or a related security, or has sold the security, until seven (7) calendar days after the Fund's or client's order has either been executed or withdrawn, or

         (2) sell a security if you know that a Fund or client is buying the same or a related security, or has bought the security until seven (7) calendar days after the Fund's or client's order has either been executed or withdrawn.

         Refer to Section I.A., "Pre-Clearance Standards," of Appendix A of the Code for more details regarding the preclearance of personal securities transactions.

         F.      USING PROPRIETARY INFORMATION FOR PERSONAL TRANSACTIONS
         You cannot buy or sell a security based on Proprietary Information(5) without disclosing the information and receiving written authorization. If you wish to purchase or sell a security about which you obtained such information, you must report all of the information you obtained regarding the security to the Appropriate Analyst(s)(6), or to the Director of Compliance for dissemination to the Appropriate Analyst(s).

----------
(5) Proprietary Information: Information that is obtained or developed during the ordinary course of employment with the Franklin Templeton Group, whether by you or someone else, and is not available to persons outside the Franklin Templeton Group. Examples of such Proprietary Information include, among other things, internal research reports, research materials supplied to the Franklin Templeton Group by vendors and broker-dealers not generally available to the public, minutes of departmental/research meetings and conference calls, and communications with company officers (including confidentiality agreements). Examples of non-Proprietary Information include mss media publications (e.g., the Wall Street Journal, Forbes, and Fortune), certain specialized publications available to the public (e.g., Morningstar, Value Line, Standard and Poors), and research reports available to the general public.

(6) The Director of Compliance is designated on Schedule A. The "Appropriate Analyst" means any securities analyst or portfolio manager, other than you, making recommendations or investing funds on behalf of any associated client, who may be reasonably expected to recommend or consider the purchase or sale of the security in question.


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         You will be permitted to purchase or sell such security if the
Appropriate Analyst(s) confirms to the Preclearance Desk that there is no intention to engage in a transaction regarding the security within seven (7) calendar days on behalf of an Associated Client(7) and you subsequently preclear such security in accordance with Part 6 below.

         G. CERTAIN TRANSACTIONS IN SECURITIES OF FRANKLIN RESOURCES, INC., AND AFFILIATED CLOSED-END FUNDS, AND REAL ESTATE INVESTMENT TRUSTS
         If you are an employee of Franklin Resources, Inc. or any of its affiliates, including the Franklin Templeton Group, you cannot effect a short sale of the securities, including "short sales against the box" of Franklin Resources, Inc., or any of the Franklin or Templeton closed-end funds, Franklin real estate investment trusts or any other security issued by Franklin Resources, Inc. or its affiliates. This prohibition would also apply to effecting economically equivalent transactions, including, but not limited to sales of any option to buy (i.e., a call option) or purchases of any option to sell (i.e., a put option) and "swap" transactions or other derivatives. Officers and directors of the Franklin Templeton Group who may be covered by Section 16 of the Securities Exchange Act of 1934, are reminded that their obligations under that section are in addition to their obligations under this Code.

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7    Associated Client: A Fund or client whose trading information would be available to the access person during the course of his or her regular functions or duties.



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PART 4 - ADDITIONAL COMPLIANCE REQUIREMENTS APPLICABLE TO PORTFOLIO PERSONS(8)

4.1      REQUIREMENT TO DISCLOSE INTEREST AND METHOD OF DISCLOSURE
         As a Portfolio Person, you must promptly disclose your direct or indirect beneficial interest in a security whenever you learn that the security is under consideration for purchase or sale by an Associated Client in the Franklin Templeton Group and you;

         (1)      Have or share investment control of the Associated Client;

         (2) Make any recommendation or participate in the determination of which recommendation shall be made on behalf of the Associated Client; or

         (3) Have functions or duties that relate to the determination of which recommendation shall be made to the Associated Client.

         In such instances, you must initially disclose that beneficial interest orally to the primary portfolio manager (or other Appropriate Analyst) of the Associated Client(s) considering the security, the Director of Research and Trading or the Director of Compliance. Following that oral disclosure, you must send a written acknowledgment of that interest on Schedule E (or on a form containing substantially similar information) to the primary portfolio manager (or other Appropriate Analyst), with a copy to the Legal Compliance Department.

4.2      SHORT SALES OF SECURITIES
         You cannot sell short any security held by your Associated Clients, including "short sales against the box". Additionally, Portfolio Persons associated with the Templeton Group of Funds and clients cannot sell short any security on the Templeton "Bargain List". This prohibition would also apply to effecting economically equivalent transactions, including, but not limited to, sales of uncovered

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8    You are a "Portfolio Person" if you are an employee of the Franklin
     Templeton Group, and, in connection with your regular functions or duties, make or participate in the decision to purchase or sell a security by a Fund in the Franklin Templeton Group, or any other client or if your functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers, research analysts, traders, persons serving in equivalent capacities (such as Management Trainees), persons supervising the activities of Portfolio Persons, and anyone else so designated by the Compliance Officer.


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call options, purchases of put options while not owning the underlying security and short sales of bonds that are convertible into equity positions.

4.3      SHORT SWING TRADING
         Portfolio Persons cannot profit from the purchase and sale or sale and purchase within sixty calendar days of any security, including derivatives. Portfolio Persons are responsible for transactions that may occur in margin and option accounts and all such transactions must comply with this restriction.(9)

This restriction does NOT apply to:

         (1) trading within a shorter period if you do not realize a profit and if you do not violate any other provisions of this Code; and

         (2) profiting on the purchase and sale or sale and purchase within sixty calendar days of the following securities:

                  - securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

                  - high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit;
                        (iii) commercial paper; and (iv) repurchase agreements;

                  -     shares of registered open-end investment companies; and

                  - commodity futures, currencies, currency forwards and derivatives thereof.


         Calculation of profits during the 60 calendar day holding period generally will be based on "last-in, first-out" ("LIFO"). Portfolio Persons may elect to calculate their 60 calendar day profits on either a LIFO or FIFO ("first-in, first-out") basis when there has not been any activity in such security by their Associated Clients during the previous 60 calendar days.

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9    This restriction applies equally to transactions occurring in margin and option accounts which may not be due to direct actions by the Portfolio Person. For example, a stock held less than 60 days that is sold to meet a margin call or the underlying stock of a covered call option held less than 60 days that is called away, would be a violation of this restriction if these transactions resulted in a profit for the Portfolio Person.


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

4.4      SERVICE AS A DIRECTOR
         As a Portfolio Person, you cannot serve as a director, trustee, or in a similar capacity for any company (excluding not-for-profit companies, charitable groups, and eleemosynary organizations) unless you receive approval from the Chief Executive Officer of the principal investment adviser to the Fund(s) of which you are a Portfolio Person and he/she determines that your service is consistent with the interests of the Fund(s) and its shareholders.

4.5      SECURITIES SOLD IN A PUBLIC OFFERING
         Portfolio Persons cannot buy securities in any initial public offering, or a secondary offering by an issuer, including initial public offerings of securities made by closed-end funds and real estate investment trusts advised by the Franklin Templeton Group. Purchases of open-end mutual funds are excluded from this prohibition.

4.6 INTERESTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS Portfolio Persons cannot acquire limited partnership interests or other securities in private placements unless they:

         (1)      complete the Private Placement Checklist (Schedule H);

         (2) provide supporting documentation (e.g., a copy of the offering memorandum); and

         (3)      obtain approval of the appropriate Chief Investment Officer;
                  and

         (4)      submit all documents to the Legal Compliance Department


Approval will only be granted after the Director of Compliance consults with an executive officer of Franklin Resources, Inc.


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

PART 5 - REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS

5.1 REPORTING OF BENEFICIAL OWNERSHIP AND SECURITIES TRANSACTIONS Compliance with the following personal securities transaction reporting procedures is essential to enable us to meet our responsibilities to Funds and other clients and to comply with regulatory requirements. You are expected to comply with both the letter and spirit of these requirements, including completing and filing all reports required under the Code in a timely manner.

5.2      INITIAL HOLDINGS AND BROKERAGE ACCOUNT REPORTS

         A.       ALL ACCESS PERSONS (EXCEPT INDEPENDENT DIRECTORS)
         Every employee (new or transfer) of the Franklin Templeton Group who becomes an Access Person, must file:

                  (1)   An Acknowledgement Form;
                  (2) Schedule C: Initial, Annual & Updated Disclosure of Securities Holdings; and
                  (3) Schedule F: Initial, Annual & Updated Disclosure of Securities Accounts

         The Acknowledgement Form, Schedule C and Schedule F must be completed and returned to the Legal Compliance Department within 10 calendar days of the date the employee becomes an access person.

5.3      QUARTERLY TRANSACTION REPORTS

         A.       ALL ACCESS PERSONS (EXCEPT INDEPENDENT DIRECTORS)
         You must report all securities transactions by; (i) providing the Legal Compliance Department with copies of all broker's confirmations and statements within 10 calendar days after the end of the calendar quarter (which may be sent under separate cover by the broker) showing all transactions and holdings in securities and (ii) certifying by January 30th of each year that you have disclosed all such brokerage accounts on Schedule F to the Legal Compliance Department. The brokerage statements and confirmations must include all transactions in securities in which you have, or by reason of the transaction acquire any direct or indirect beneficial ownership, including transactions in a discretionary


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

account and transactions for any account in which you have any economic interest and have or share investment control. Also, if you acquire securities by any other method which is not being reported to the Legal Compliance Department by a duplicate confirmation statement at or near the time of the acquisition, you must report that acquisition to the Legal Compliance Department on Schedule B within 10 calendar days after you are notified of the acquisition. Such acquisitions include, among other things, securities acquired by gift, inheritance, vesting,(10) stock splits, merger or reorganization of the issuer of the security.
         You must file these documents with the Legal Compliance Department not later than 10 calendar days after the end of each quarter, but you need not show or report transactions for any account over which you had no direct or indirect influence or control.(11) Failure to timely report transactions is a violation of Rule 17j-1 as well as the Code, and may be reported to the Fund's Board of Directors and may also result, among other things, in denial of future personal security transaction requests.


         B.       INDEPENDENT DIRECTORS
         If you are a director of the Franklin Templeton Group but you are not an "interested person" of the Fund, you are not required to file transaction reports unless you knew or should have known that, during the 15-day period before or after a transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund or by Franklin Resources on behalf of a Fund.

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10   You are not required to separately report the vesting of shares or options of Franklin Resources, Inc., received pursuant to a deferred compensation plan as such information is already maintained.

11 See Sections 3.2 and 4.6 of the Code. Also, confirmations and statements of transactions in open-end mutual funds, including mutual funds sponsored by the Franklin Templeton Group are not required. See Section 3.3 above for a list of other securities that need not be reported. If you have any beneficial ownership in a discretionary account, transactions in that account are treated as yours and must be reported by the manager of that account (see Section 6.1.C below).


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

5.4      ANNUAL REPORTS - ALL ACCESS PERSONS

         A.       SECURITIES ACCOUNTS REPORTS (EXCEPT INDEPENDENT DIRECTORS)
         As an access person, you must file a report of all personal securities accounts on Schedule F, with the Legal Compliance Department, annually by January 30th. You must report the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse and minor children. You must also report any account in which you have any economic interest and have or share investment control (e.g., trusts, foundations, etc.) other than an account for a Fund in, or a client of, the Franklin Templeton Group.

         B.       SECURITIES HOLDINGS REPORTS (EXCEPT INDEPENDENT DIRECTORS)
         You must file a report of personal securities holdings on Schedule C, with the Legal Compliance Department, by January 30th of each year. This report should include all of your securities holdings, including any security acquired by a transaction, gift, inheritance, vesting, merger or reorganization of the issuer of the security, in which you have any direct or indirect beneficial ownership, including securities holdings in a discretionary account and for any account in which you have any economic interest and have or share investment control. Your securities holding information must be current as of a date no more than 30 days before the report is submitted. You may attach copies of year-end brokerage statements to the Schedule C in lieu of listing each security position on the schedule.

         C. CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS (INCLUDING INDEPENDENT DIRECTORS)
         All access persons, including independent directors, will be asked to certify that they will comply with the Franklin Templeton Group's Code of Ethics and Policy Statement on Insider Trading by filing the Acknowledgment Form with the Legal Compliance Department within 10 business days of receipt of the Code. Thereafter, you will be asked to certify that you have complied with the Code during the preceding year by filing a similar Acknowledgment Form by January 30 of each year.

5.5 BROKERAGE ACCOUNTS AND CONFIRMATIONS OF SECURITIES TRANSACTIONS (EXCEPT INDEPENDENT DIRECTORS)
         If you are an access person, in the Franklin Templeton Group, before or at a time contemporaneous with opening a brokerage account with a registered broker-dealer, or a bank, or placing an initial order for the purchase or sale of securities with that broker-dealer or bank, you must:

         (1) notify the Legal Compliance Department, in writing, by completing Schedule D or by providing substantially similar information; and

         (2) notify the institution with which the account is opened, in writing, of your association with the Franklin Templeton Group.

         The Compliance Department will request the institution in writing to send to it duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their mailing to you.
         If you have an existing account on the effective date of this Code or upon becoming an access person, you must comply within 10 days with conditions
(1) and (2) above.

PART 6 - PRE-CLEARANCE REQUIREMENTS

6.1      PRIOR APPROVAL OF SECURITIES TRANSACTIONS

         A.       LENGTH OF APPROVAL
         Unless you are covered by Paragraph D below, you cannot buy or sell any security, without first contacting a Preclearance Officer by fax, phone, or e-mail and obtaining his or her approval. A clearance is good until the close of the business day following the day clearance is granted but may be extended in special circumstances, shortened or rescinded, as explained in Appendix A.

         B.       SECURITIES NOT REQUIRING PRECLEARANCE
         The securities enumerated below do not require preclearance under the Code. However, all other provisions of the Code apply, including, but not limited to: (i) the prohibited transaction provisions contained in Part 3.4 such as front-running; (ii) the additional compliance requirements applicable to portfolio persons contained in Part 4, (iii) the applicable reporting requirements contained in Part 5; and (iv) insider trading prohibitions.
You need NOT pre-clear transactions in the following securities:

         (1) MUTUAL FUNDS. Transactions in shares of any registered open-end mutual fund;

         (2) FRANKLIN RESOURCES, INC., AND ITS AFFILIATES. Purchases and sales of securities of Franklin Resources, Inc., closed-end funds of the Franklin Templeton Group, or real estate investment trusts advised by Franklin Properties Inc., as these securities cannot be purchased on behalf of our advisory clients.(12)


----------
12 Officers, directors and certain other key management personnel who perform significant policy-making functions of Franklin Resources, Inc., the closed-end funds, and/or real estate investment trusts may have ownership reporting requirements in addition to these reporting requirements. Contact the Legal Compliance Department for additional information. See also the "Insider Trading Policy" attached.

         (3) SMALL QUANTITIES. Transactions that do not result in purchases or sales of more than 100 shares of any one security, regardless of where it is traded, in any 30 day period. HOWEVER, YOU MAY NOT EXECUTE ANY TRANSACTION, REGARDLESS OF QUANTITY, IF YOU LEARN THAT THE FUNDS ARE ACTIVE IN THE SECURITY. IT WILL BE PRESUMED THAT YOU HAVE KNOWLEDGE OF FUND ACTIVITY IN THE SECURITY IF, AMONG OTHER THINGS, YOU ARE DENIED APPROVAL TO GO FORWARD WITH A TRANSACTION REQUEST. Transactions made pursuant to dividend reinvestment plans ("DRIPs") do not require preclearance regardless of quantity or Fund activity.

         (4) GOVERNMENT OBLIGATIONS. Transactions in securities issued or guaranteed by the governments of the United States, Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan, or their agencies or instrumentalities, or derivatives thereof;

         (5) PAYROLL DEDUCTION PLANS. Securities purchased by an employee's spouse pursuant to a payroll deduction program, provided the Compliance Department has been previously notified in writing by the access person that the spouse will be participating in the payroll deduction program.

         (6) EMPLOYER STOCK OPTION PROGRAMS. Transactions involving the exercise and/or purchase by an access person or an access person's spouse of securities pursuant to a program sponsored by a corporation employing the access person or spouse.

         (7) PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

         (8) TENDER OFFERS. Transactions in securities pursuant to a bona fide tender offer made for any and all such securities to all similarly situated shareholders in conjunction with mergers, acquisitions, reorganizations and/or similar corporate actions. However, tenders pursuant to offers for less than all outstanding securities of a class of securities of an issuer must be precleared.

         (9) NOT ELIGIBLE FOR FUNDS AND CLIENTS. Transactions in any securities that are prohibited investments for all Funds and clients advised by the entity employing the access person.

         (10) NO INVESTMENT CONTROL. Transactions effected for an account or entity over which you do not have or share investment control (i.e., an account where someone else exercises complete investment control).

         (11) NO BENEFICIAL OWNERSHIP. Transactions in which you do not acquire or dispose of direct or indirect beneficial ownership (i.e., an account where in you have no financial interest).

         Although an access person's securities transaction may be exempt from pre-clearing, such transactions must comply with the prohibited transaction provisions of Section 3.4 above. Additionally, you may not trade any securities as to which you have "inside information" (see attached The Franklin Templeton Group Policy Statement on Insider Trading). If you have any questions, contact a

Preclearance Officer before engaging in the transaction. If you have any doubt whether you have or might acquire direct or indirect beneficial ownership or have or share investment control over an account or entity in a particular transaction, or whether a transaction involves a security covered by the Code, you should consult with a Preclearance Officer before engaging in the transaction.

         C.       DISCRETIONARY ACCOUNTS
         You need not pre-clear transactions in any discretionary account for which a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity, which is not affiliated with the Franklin Templeton Group, exercises sole investment discretion, if the following conditions are met:(13)


         (1) The terms of each account relationship ("Agreement") must be in writing and filed with a Preclearance Officer prior to any transactions.

         (2) Any amendment to each Agreement must be filed with aPreclearance Officer prior to its effective date.

         (3) The Portfolio Person certifies to the Compliance Department at the time such account relationship commences, and annually thereafter, as contained in Schedule G of the Code that such Portfolio Person does not have direct or indirect influence or control over the account, other than the right to terminate the account.

         (4) Additionally, any discretionary account that you open or maintain with a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity must provide duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their delivery to you., If your discretionary account acquires securities which are not reported to a Preclearance Officer by a duplicate confirmation, such transaction must be reported to a Preclearance Officer on Schedule B within 10 days after you are notified of the acquisition.(14)

----------
13 Please note that these conditions apply to any discretionary account in existence prior to the effective date of this Code or prior to your becoming an access person. Also, the conditions apply to transactions in any discretionary account, including pre-existing accounts, in which you have any direct or indirect beneficial ownership, even if it is not in your name.

14 Any pre-existing agreement must be promptly amended to comply with this condition. The required reports may be made in the form of an account statement if they are filed by the applicable deadline.

         However, if you make any request that the discretionary account manager enter into or refrain from a specific transaction or class of transactions, you must first consult with a Preclearance Officer and obtain approval prior to making such request.

         D. DIRECTORS WHO ARE NOT ADVISORY PERSONS OR ADVISORY REPRESENTATIVES You need not pre-clear any securities if:

         (1) You are a director of a Fund in the Franklin Templeton Group and a director of the fund's advisor;

         (2) You are not an "advisory person"(15) of a Fund in the Franklin Templeton Group; and

         (3)      You are not an employee of any Fund,

         or

         (1)      You are a director of a Fund in the Franklin Templeton Group;


         (2) You are not an "advisory representative" (16) of Franklin Resources or any subsidiary; and

         (3)      You are not an employee of any Fund,

unless you know or should know that, during the 15-day period before the transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund or by Franklin Resources on behalf of a Fund or other client.

----------
15 An "advisory person" of a registered investment company or an investment adviser is any employee, who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an advisory client, or whose functions relate to the making of any recommendations with respect to such purchases or sales. Advisory person also includes any natural person in a control relationship to such company or investment adviser who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

16 Generally, an "advisory representative" is any person who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made, or who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations. See
     Section II of Appendix A for the legal definition of "Advisory Representative."

         Directors qualifying under this paragraph are required to comply with all applicable provisions of the Code including reporting their initial holdings and brokerage accounts in accordance with 5.2, personal securities transactions and accounts in accordance with 5.3 and 5.5, and annual reports in accordance with 5.4 of the Code.

PART 7 - PENALTIES FOR VIOLATIONS OF THE CODE

         The Code is designed to assure compliance with applicable law and to maintain shareholder confidence in the Franklin Templeton Group.

         In adopting this Code, it is the intention of the Boards of Directors/Trustees, to attempt to achieve 100% compliance with all requirements of the Code - but it is recognized that this may not be possible. Incidental failures to comply with the Code are not necessarily a violation of the law or the Franklin Templeton Group's Statement of Principles. Such isolated or inadvertent violations of the Code not resulting in a violation of law or the Statement of Principles will be referred to the Director of Compliance and/or management personnel, and disciplinary action commensurate with the violation, if warranted, will be imposed.

         However, if you violate any of the enumerated prohibited transactions contained in Parts 3 and 4 of the Code, you will be expected to give up any profits realized from these transactions to Franklin Resources for the benefit of the affected Funds or other clients. If Franklin Resources cannot determine which Fund(s) or client(s) were affected, the proceeds will be donated to a charity chosen by Franklin Resources. Failure to disgorge profits when requested may result in additional disciplinary action, including termination of employment.

         Further, a pattern of violations that individually do not violate the law or Statement of Principles, but which taken together demonstrate a lack of respect for the Code of Ethics, may result in disciplinary action including termination of employment. A violation of the Code resulting in a violation of the law will be severely sanctioned, with disciplinary action including, but not limited to, referral of the matter to the board of directors of the affected Fund, termination of employment or referral of the matter to the appropriate regulatory agency for civil and/or criminal investigation.

PART 8 - A REMINDER ABOUT THE FRANKLIN TEMPLETON GROUP INSIDER TRADING POLICY

         The Code of Ethics is primarily concerned with transactions in securities held or to be acquired by any of the Funds or Franklin Resources' clients, regardless of whether those transactions are based on inside information or actually harm a Fund or a client.

         The Insider Trading Policy (attached to this document) deals with the problem of insider trading in securities that could result in harm to a Fund, a client, or members of the public, and applies to all directors, officers and employees of any entity in the Franklin Templeton Group. Although the requirements of the Code and the Insider Trading Policy are similar, you must comply with both.

APPENDIX A:       COMPLIANCE PROCEDURES, DEFINITIONS, AND OTHER ITEMS

         This appendix sets forth the additional responsibilities and obligations of Compliance Officers, and the Legal/Administration and Legal/Compliance Departments, under the Franklin Templeton Group Code of Ethics and Policy Statement on Insider Trading.

I.       RESPONSIBILITIES OF EACH DESIGNATED COMPLIANCE OFFICER

         A.   PRE-CLEARANCE STANDARDS

              1.   GENERAL PRINCIPLES

         The Director of Compliance, or a Preclearance Officer, shall only permit an access person to go forward with a proposed security(17) transaction if he or she determines that, considering all of the facts and circumstances, the transaction does not violate the provisions of Rule 17j-1, or of this Code and there is no likelihood of harm to a client.

              2.   ASSOCIATED CLIENTS

         Unless there are special circumstances that make it appropriate to disapprove a personal securities transaction request, a Preclearance Officer shall consider only those securities transactions of the "Associated Clients" of the access person, including open and executed orders and recommendations, in determining whether to approve such a request. "Associated Clients" are those Funds or clients whose trading information would be available to the access person during the course of his or her regular functions or duties. Currently, there are three groups of Associated Clients: (i) the Franklin Mutual Series Funds and clients advised by Franklin Mutual Advisers, LLC ("Mutual Clients");
(ii) the Franklin Group of Funds and the clients advised by the various Franklin investment advisers ("Franklin Clients"); and (iii) the Templeton Group of Funds and the clients advised by the various Templeton investment advisers ("Templeton Clients"). Thus, persons who have access to the trading information of Mutual Clients generally will be precleared solely against the securities transactions of the Mutual Clients, including open and executed orders and recommendations. Similarly, persons who have access to the trading information of Franklin Clients or Templeton Clients generally will be precleared solely against the securities transactions of Franklin Clients or Templeton Clients, as appropriate.


-----------------
(17) Security includes any option to purchase or sell, and any security that is exchangeable for or convertible into, any security that is held or to be acquired by a fund.

         Certain officers of Franklin Resources, as well as legal, compliance, fund accounting, investment operations and other personnel who generally have access to trading information of the funds and clients of the Franklin Templeton Group during the course of their regular functions and duties, will have their personal securities transactions precleared against executed transactions, open orders and recommendations of the entire Franklin Templeton Group.

              3.   SPECIFIC STANDARDS

                   (a)  Securities Transactions by Funds or clients

         No clearance shall be given for any transaction in any security on any day during which an Associated Client of the access person has executed a buy or sell order in that security, until seven (7) calendar days after the order has been executed. Notwithstanding a transaction in the previous seven days, clearance may be granted to sell if the security has been disposed of by all Associated Clients.

                   (b)  Securities under Consideration

                             Open Orders

         No clearance shall be given for any transaction in any security on any day which an Associated Client of the access person has a pending buy or sell order for such security, until seven (7) calendar days after the order has been executed.

                             Recommendations

         No clearance shall be given for any transaction in any security on any day on which a recommendation for such security was made by a Portfolio Person, until seven (7) calendar days after the recommendation was made and no orders have subsequently been executed or are pending.

                   (c)  Private Placements

         In considering requests by Portfolio Personnel for approval of limited partnerships and other private placement securities transactions, the Director of Compliance shall consult with an executive officer of Franklin Resources, Inc. In deciding whether to approve the transaction, the Director of Compliance and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client, and whether the investment opportunity is being offered to the Portfolio Person by virtue of his or her position with the Franklin Templeton Group. If the Portfolio Person receives clearance for the transaction, an investment in the same issuer may only be made for a Fund or client if an executive officer of Franklin Resources, Inc., who has been informed of the Portfolio Person's pre-existing investment and who has no interest in the issuer, approves the transaction.

                   (d)  Duration of Clearance

         If a Preclearance Officer approves a proposed securities transaction, the order for the transaction must be placed and effected by the close of the next business day following the day approval was granted. The Director of Compliance may, in his or her discretion, extend the clearance period up to seven calendar days, beginning on the date of the approval, for a securities transaction of any access person who demonstrates that special circumstances make the extended clearance period necessary and appropriate.(18) The Director of Compliance may, in his or her discretion, after consultation with a member of senior management for Franklin Resources, Inc., renew the approval for a particular transaction for up to an additional seven calendar days upon a similar showing of special circumstances by the access person. The Director of Compliance may shorten or rescind any approval or renewal of approval under this paragraph if he or she determines it is appropriate to do so.

-----------------
(18) Special circumstances include but are not limited to, for example, differences in time zones, delays due to travel, and the unusual size of proposed trades or limit orders. Limit orders must expire within the applicable clearance period.

         B.  WAIVERS BY THE DIRECTOR OF COMPLIANCE

         The Director of Compliance may, in his or her discretion, after consultation with an executive officer of Franklin Resources, Inc., waive compliance by any access person with the provisions of the Code, if he or she finds that such a waiver:

         (1) is necessary to alleviate undue hardship or in view of unforeseen circumstances or is otherwise appropriate under all the relevant facts and circumstances;

         (2) will not be inconsistent with the purposes and objectives of the Code;

         (3) will not adversely affect the interests of advisory clients of the Franklin Templeton Group, the interests of the Franklin Templeton Group or its affiliates; and

         (4) will not result in a transaction or conduct that would violate provisions of applicable laws or regulations.

         Any waiver shall be in writing, shall contain a statement of the basis for it, and a copy shall be promptly sent by the Director of Compliance to the General Counsel of Franklin Resources, Inc.

         C.   CONTINUING RESPONSIBILITIES OF THE LEGAL COMPLIANCE DEPARTMENT

         A Preclearance Officer shall make a record of all requests for pre-clearance regarding the purchase or sale of a security, including the date of the request, the name of the access person, the details of the proposed transaction, and whether the request was approved or denied. APreclearance Officer shall keep a record of any waivers given, including the reasons for each exception and a description of any potentially conflicting Fund or client transactions.

         A Preclearance Officer shall also collect the signed initial acknowledgments of receipt and the annual acknowledgments from each access person of receipt of a copy of the Code and Insider Trading Policy, as well as reports, as applicable, on Schedules B, C, D, E and F of the Code. In addition, a Preclearance Officer shall request copies of all confirmations, and other information with respect to an account opened and maintained with the broker-dealer by any access person of the Franklin Templeton Group. A Preclearance Officer shall preserve those acknowledgments and reports, the records of consultations and waivers, and the confirmations, and other information for the period required by applicable regulation.

         A Preclearance Officer shall review brokerage transaction confirmations, account statements, Schedules B, C, D, E, F and Private Placement Checklists of Access Persons for compliance with the Code. The reviews shall include, but are not limited to;

         (1) Comparison of brokerage confirmations, Schedule Bs, and/or brokerage statements to preclearance request worksheets or, if a private placement, the Private Placement Checklist;

         (2) Comparison of brokerage statements and/or Schedule Fs to current securities holding information;

         (3) Comparison of Schedule C to current securities account information;

         (4) Conducting periodic "back-testing" of access person transactions, Schedule Es and/or Schedule Gs in comparison to fund and client transactions;

         A Preclearance Officer shall evidence review by initialing and dating the appropriate document. Any apparent violations of the Code detected by a Preclearance Officer during his or her review shall be promptly brought to the attention of the Director of Compliance.

         D.   PERIODIC RESPONSIBILITIES OF THE LEGAL COMPLIANCE DEPARTMENT

         The Legal Compliance Department shall consult with the General Counsel and the Human Resources Department, as the case may be, to assure that:

         (1) Adequate reviews and audits are conducted to monitor compliance with the reporting, pre-clearance, prohibited transaction and other requirements of the Code.

         (2) Adequate reviews and audits are conducted to monitor compliance with the reporting, pre-clearance, prohibited transaction and other requirements of the Code.

         (3) All access persons and new employees of the Franklin Templeton Group are adequately informed and receive appropriate education and training as to their duties and obligations under the Code.

         (4) There are adequate educational, informational and monitoring efforts to ensure that reasonable steps are taken to prevent and detect unlawful insider trading by access persons and to control access to inside information.

         (5) Written compliance reports are submitted to the Board of Directors of Franklin Resources, Inc., and the Board of each relevant Fund at least annually. Such reports will describe any issues arising under the Code or procedures since the last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations.

         (6) The Legal Compliance Department will certify at least annually to the Fund's board of directors that the Franklin Templeton Group has adopted procedures reasonably necessary to prevent Access Persons from violating the Code, and

         (7)  Appropriate records are kept for the periods required by law.

         E.        APPROVAL BY FUND'S BOARD OF DIRECTORS

         (1)  Basis for Approval

                   The Board of Directors/Trustees must base its approval of the Code on a determination that the Code contains provisions reasonably necessary to prevent access persons from engaging in any conduct prohibited by rule 17j-1.

         (2)  New Funds

         At the time a new fund is organized, the Legal Compliance Department will provide the Fund's board of directors, a certification that the investment adviser and principal underwriter have adopted procedures reasonably necessary to prevent Access Persons from violating the Code. Such certification will state that the Code contains provisions reasonably necessary to prevent Access Persons from violating the Code.

         (3)  Material Changes to the Code of Ethics

         The Legal Compliance Department will provide the Fund's board of directors a written description of all material changes to the Code no later than six months after adoption of the material change by the Franklin Templeton Group.

II.      COMPILATION OF DEFINITIONS OF IMPORTANT TERMS

         For purposes of the Code of Ethics and Insider Trading Policy, the terms below have the following meanings:

1934 ACT - The Securities Exchange Act of 1934, as amended.

1940 ACT - The Investment Company Act of 1940, as amended.

ACCESS PERSON - Each director, trustee, general partner or officer, and any other person that directly or indirectly controls (within the meaning of Section 2(a)(9) of the 1940 Act) the Franklin Templeton Group or a person, including an Advisory Representative, who has access to information concerning recommendations made to a Fund or client with regard to the purchase or sale of a security.

ADVISORY REPRESENTATIVE - Any officer or director of Franklin Resources; any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any employee who, in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by Franklin Resources prior to the effective dissemination of such recommendations or of the information concerning such recommendations: (i) any person in a control relationship to Franklin Resources, (ii) any affiliated person of such controlling person, and
         (iii) any affiliated person of such affiliated person.

AFFILIATED PERSON - same meaning as Section 2(a)(3) of the Investment Company
         Act of 1940. An "affiliated person" of an investment company includes directors, officers, employees, and the investment adviser. In addition, it includes any person owning 5% of the company's voting securities, any person in which the investment company owns 5% or more of the voting securities, and any person directly or indirectly controlling, controlled by, or under common control with the company.

APPROPRIATE ANALYST - With respect to any access person, any securities analyst or portfolio manager making investment recommendations or investing funds on behalf of an Associated Client and who may be reasonably expected to recommend or consider the purchase or sale of a security.

ASSOCIATED CLIENT - A Fund or client whose trading information would be available to the access person during the course of his or her regular functions or duties.

BENEFICIAL OWNERSHIP - Has the same meaning as in Rule 16a-1(a)(2) under the 1934 Act. Generally, a person has a beneficial ownership in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

FUNDS - Investment companies in the Franklin Templeton Group of Funds.

HELD OR TO BE ACQUIRED - A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund.

PORTFOLIO PERSON - Any employee of the Franklin Templeton Group, who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund in the Franklin Templeton Group, or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers, research analysts, traders, persons serving in equivalent capacities (such as Management Trainees), persons supervising the activities of Portfolio Persons, and anyone else designated by the Director of Compliance.

PROPRIETARY ACCOUNTS - Any corporate account or other account including, but not limited to, a limited partnership, a corporate hedge fund, a limited liability company or any other pooled investment vehicle in which Franklin Resources or its affiliates, owns 5 percent or more of the outstanding capital or is entitled to 25% or more of the profits or losses in the account (excluding any asset based investment management fees based on average periodic net assets in accounts).

SECURITY - Any stock, note, bond, evidence of indebtedness, participation or interest in any profit-sharing plan or limited or general partnership, investment contract, certificate of deposit for a security, fractional undivided interest in oil or gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit), guarantee of, or warrant or right to subscribe for or purchase any of the foregoing, and in general any interest or instrument commonly known as a security, except commodity futures, currency and currency forwards. For the purpose of this Code, "security" does not include:

         (1)  Direct obligations of the Government of the United States;
         (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
         (3)  Shares issued by open-end funds.

See Section III of Appendix A for a summary of different requirements for different types of securities.


III. SECURITIES EXEMPT FROM THE PROHIBITED, REPORTING, AND PRE-CLEARANCE PROVISIONS

         A.   PROHIBITED TRANSACTIONS

         Securities that are EXEMPT from the prohibited transaction provisions of Section 3.4 include:

         (1) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

         (2) high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

         (3)  shares of registered open-end investment companies;

         (4) commodity futures, currencies, currency forwards and derivatives thereof;

         (5) securities that are prohibited investments for all Funds and clients advised by the entity employing the access person; and

         (6) transactions in securities issued or guaranteed by the governments or their agencies or instrumentalities of Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan and derivatives thereof.

         B.   REPORTING AND PRECLEARANCE

         Securities that are EXEMPT from both the reporting requirements of
         Section 5 and preclearance requirements of Section 6 of the Code include:

         (1) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

         (2) high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

         (3)  shares of registered open-end investment companies; and

         (4) commodity futures, currencies, currency forwards and derivatives thereof.

IV.      LEGAL REQUIREMENT

         Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") makes it unlawful for any affiliated person of the Franklin Templeton Group in connection with the purchase or sale of a security, including any option to purchase or sell, and any security convertible into or exchangeable for, any security that is "held or to be acquired" by a Fund in the Franklin Templeton
Group:

    A.   To employ any device, scheme or artifice to defraud a Fund;

    B. To make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

    C. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

    D.   To engage in any manipulative practice with respect to a Fund.

         A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund.

                         APPENDIX B: FORMS AND SCHEDULES

                               ACKNOWLEDGMENT FORM
             CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING

To:      DIRECTOR OF COMPLIANCE, LEGAL COMPLIANCE DEPARTMENT

I hereby acknowledge receipt of a copy of the Franklin Templeton Group's CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING, AMENDED AND RESTATED, FEBRUARY 2000, which I have read and understand. I will comply fully with all provisions of the Code and the Insider Trading Policy to the extent they apply to me during the period of my employment. Additionally, I authorize any broker-dealer, bank or investment adviser with whom I have securities accounts and accounts in which I have beneficial ownership, to provide brokerage confirmations and statements as required for compliance with the Code. I further understand and acknowledge that any violation of the Code or Insider Trading Policy, including engaging in a prohibited transaction or failure to file reports as required (see Schedules B, C, D, E, F and G), may subject me to disciplinary action, including termination of employment.

    ----------------------------------------------------------------------------
    SIGNATURE:
    ----------------------------------------------------------------------------
    PRINT NAME:
    ----------------------------------------------------------------------------
    TITLE:
    ----------------------------------------------------------------------------
    DEPARTMENT:
    ----------------------------------------------------------------------------
    LOCATION:
    ----------------------------------------------------------------------------
    DATE ACKNOWLEDGMENT WAS SIGNED:
    ----------------------------------------------------------------------------


  RETURN TO: LEGAL COMPLIANCE DEPARTMENT, 2000 ALAMEDA DE LAS PULGAS - FLOOR 2

     SCHEDULE A: LEGAL AND COMPLIANCE OFFICERS AND PRECLEARANCE DESK TELEPHONE & FAX NUMBERS(19)



     LEGAL OFFICER
     MURRAY SIMPSON
     EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL
     FRANKLIN RESOURCES, INC.
     901 MARINERS ISLAND BLVD.
     7TH FLOOR
     SAN MATEO, CA 94404
     (650) 525-7331


     COMPLIANCE OFFICERS

-----------------------------------------------------------------------------------------------------
     DIRECTOR OF COMPLIANCE                             PRECLEARANCE OFFICERS
     James M. Davis                                     Stephanie Harwood
     Franklin Resources, Inc.                           Wally Enrico
     2000 Alameda de las Pulgas, Suite 200F             Legal Compliance Department
     San Mateo, CA 94403                                2000 Alameda de las Pulgas, Suite 200E
     (650) 312-2832                                     San Mateo, CA 94403
                                                        (650) 312-3693  (telephone)
                                                        (650) 312-5646  (facsimile)
                                                        Preclear, Legal  (internal e-mail address)
                                                    Lpreclear@frk.com  (external e-mail address)
-----------------------------------------------------------------------------------------------------

------------
(19) As of February 2000

     SCHEDULE B:  SECURITIES TRANSACTION REPORT

     This report of personal securities transactions NOT reported by duplicate confirmations and brokerage statements pursuant to Section 5.3 of the Code is required pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940 or Rule 17j-1(c) of the Investment Company Act of 1940. The report must be completed and submitted to the Compliance Department no later than 10 calendar days after the end of the calendar quarter. Refer to Section
     5.3 of the Code of Ethics for further instructions.

------------------------------------------------------------------------------------------------------------------------------------
Trade  Buy, Sell   Security Description, including interest    Type of     Quantity or    Price     Broker-Dealer   Date
Date   or Other    rate and maturity (if appropriate)          Security     Principal                 or Bank       Preclearance
                                                                (Stock,      Amount                                 obtained from
                                                                 Bond,                                              Compliance Dept.
                                                              Option, etc)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

     The report or recording of any transaction above shall not be construed as an admission that I have any direct or indirect ownership in the securities.

-----------------------------------    ---------------------------------     ---------------------      ----------------------------
     (Print Name)                             (Signature)                          (Date)               (Quarter  Ending)

     RETURN TO:  LEGAL COMPLIANCE DEPARTMENT, 2000 ALAMEDA DE LAS PULGAS,
                  SUITE 200E, SAN MATEO, CA 94403

     SCHEDULE C: INITIAL, ANNUAL & UPDATED DISCLOSURE OF ACCESS PERSONS SECURITIES HOLDINGS

     This report shall set forth the security name or description and security class of each security holding in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Fund in or a client of the Franklin Templeton Group.. In lieu of listing each security position below, you may instead attach copies of brokerage statements, sign below and return Schedule C and brokerage statements to the Legal Compliance Department within 10 days if an initial report or by January 30th of each year if an annual report. Refer to Sections 5.2.A and 5.4.A of the Code for additional filing instructions.

------------------------------------------------------------------------------------------------
Security Description,       Type of
including interest rate     Security         Quantity or
  and maturity (if       (Stock, Bond,        Principal      Name of Broker-
    appropriate)          Option, etc.)        Amount        Dealer or Bank      Account Number
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------




[    ]   I DID NOT HAVE ANY PERSONAL SECURITIES HOLDINGS FOR YEAR ENDED
                                                                       ---------

[    ]   I HAVE ATTACHED STATEMENTS CONTAINING ALL MY PERSONAL SECURITIES
         HOLDINGS FOR THE YEAR ENDED
                                     -------------

     TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS AND/OR INVESTMENTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITY ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED AN UNAFFILIATED PARTY.

------------------------------    ------------------------------       ----------------     ---------------------
     PRINT NAME                                      SIGNATURE                      DATE               YEAR ENDED

     * Securities that are EXEMPT from being reported on Schedule C include: (i) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short-term instruments ("money market instruments") including but not limited to bankers' acceptances, U.S. bank certificates of deposit; commercial paper; and repurchase agreements; (iii) shares of registered open-end investment companies; and (iv) commodity futures, currencies, currency forwards and derivatives thereof.

     SCHEDULE D:  NOTIFICATION OF SECURITIES ACCOUNT OPENING

     DATE:
             -----------------------------------

     TO:     Preclearance Desk
             Legal Compliance Department
             2000 Alameda de las Pulgas, Suite 200E
             San Mateo, CA 94403
             (650) 312-3693
             FAX:  (650) 312-5646

     FROM:   NAME:
                        ----------------------------------------
             DEPARTMENT:
                        ----------------------------------------
             LOCATION:
                        ----------------------------------------
             EXTENSION:
                        ----------------------------------------

             ARE YOU A REG. REPRESENTATIVE?     YES  [ ]  NO  [ ]
             ARE YOU AN ACCESS PERSON?          YES  [ ]  NO  [ ]

This is to advise you that I will be opening or have opened a securities account with the following firm:

                PLEASE FILL OUT COMPLETELY TO EXPEDITE PROCESSING

NAME ON ACCOUNT:
                ----------------------------------------------------------------
                      (If other than employee, please state relationship
                          i.e., spouse, son, daughter, trust, etc.)
ACCT # OR SSN #:
                ----------------------------------------------------------------
NAME OF FIRM:
                ----------------------------------------------------------------
ATTN:
                ----------------------------------------------------------------
ADDRESS OF FIRM:
                ----------------------------------------------------------------
CITY/STATE/ZIP:
                ----------------------------------------------------------------

* All Franklin registered representatives and Access Persons, PRIOR TO OPENING
A BROKERAGE ACCOUNT OR PLACING AN INITIAL ORDER, are required to notify the Legal Compliance Department and the executing broker-dealer in writing. This includes accounts in which the registered representative or access person has or will have a financial interest (e.g., a spouse's account) or discretionary authority (e.g., a trust account for a minor child).

Upon receipt of the NOTIFICATION OF SECURITIES ACCOUNT OPENING form, the Legal Compliance Department will contact the broker-dealer identified above and request that it receive duplicate confirmations and statements of your brokerage account.

     SCHEDULE E: NOTIFICATION OF DIRECT OR INDIRECT BENEFICIAL INTEREST

     If you have any beneficial ownership in a security and you recommend to the Appropriate Analyst that the security be considered for purchase or sale by an Associated Client, or if you carry out a purchase or sale of that security for an Associated Client, you must disclose your beneficial ownership to the Legal Compliance Department and the Appropriate Analyst in writing on Schedule E (or an equivalent form containing similar information) before the purchase or sale, or before or simultaneously with the recommendation.


------------------------------------------------------------------------------------------------------------------------------------
                                         Method of                                   Primary
              Ownership Type            Acquisition    Date and Method Learned   Portfolio Manager
 Security      (Direct or      Year     (Purch/Gift/     that Security Under      or Appropriate    Name of Person    Date of Verbal
 Description    Indirect)    Acquired      Other)       Consideration by Funds       Analyst           Notified        Notification
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



-------------------------------  ------------------------------  -------------
        (PRINT NAME)                             (SIGNATURE)              (DATE)

   RETURN TO:  LEGAL COMPLIANCE DEPARTMENT, 2000 ALAMEDA DE LAS PULGAS,
               SUITE 200E, SAN MATEO, CA 94403

     SCHEDULE F:  INITIAL, ANNUAL & UPDATED DISCLOSURE OF SECURITIES ACCOUNTS

         This report shall set forth the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Fund in, or a client of, the Franklin Templeton Group. In lieu of listing each securities account below, you may instead attach copies of the brokerage statements, sign below and return Schedule F and brokerage statements to the Compliance Department.

------------------------------------------------------------------------------------------------------------------------------------
 NAME(S) ON ACCOUNT    NAME OF BROKERAGE
(REGISTRATION SHOWN      FIRM, BANK OR       ADDRESS OF BROKERAGE FIRM, BANK OR INVEST. ADVISER   ACCOUNT        NAME OF ACCOUNT
   ON STATEMENT)       INVESTMENT ADVISER          (STREET, CITY, STATE AND ZIP CODE)             NUMBER    EXECUTIVE/REPRESENTATIVE
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------

     TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITY ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED TO ME.

-------------------------------------    -----------------------------------    --------------------------      --------------------
          PRINT NAME                                 SIGNATURE                         DATE                      YEAR ENDED



     RETURN TO:  LEGAL COMPLIANCE DEPARTMENT, 2000 ALAMEDA DE LAS PULGAS,
                 SUITE 200E, SAN MATEO, CA 94403

     SCHEDULE G:  INITIAL AND ANNUAL CERTIFICATION OF DISCRETIONARY AUTHORITY

     This report shall set forth the account name or description in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and as to which trading authority has been delegated by you to an unaffiliated registered broker-dealer, registered investment adviser, or other investment manager acting in a similar fiduciary capacity, who exercises sole investment discretion.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            TYPE OF OWNERSHIP
                                                 NAME/DESCRIPTION OF BROKERAGE FIRM,      DIRECT OWNERSHIP (DO)     ACCOUNT NUMBER
 NAME(S) AS SHOWN ON ACCOUNT OR INVESTMENT      BANK, INVESTMENT ADVISER OR INVESTMENT   INDIRECT OWNERSHIP (IO)   (IF APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------

     TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS AND/OR INVESTMENTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITY ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED AN UNAFFILIATED PARTY. FURTHER, I CERTIFY THAT I DO NOT HAVE ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER THE ACCOUNTS LISTED ABOVE.

-----------------------------------     ----------------------------------       ----------------------        ------------------
          PRINT NAME                                SIGNATURE                        DATE                          YEAR ENDED



         RETURN TO: LEGAL COMPLIANCE DEPARTMENT, 2000 ALAMEDA DE LAS PULGAS,
                    SUITE 200E, SAN MATEO, CA 94403

     SCHEDULE H: CHECKLIST FOR INVESTMENTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS

     GENERAL INSTRUCTIONS: In considering requests by Access Persons for approval of limited partnerships and other private placement securities transactions, the Director of Compliance shall consult with an executive officer of Franklin Resources, Inc. In deciding whether to approve the transaction, the Director of Compliance and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client, and whether the investment opportunity is being offered to the access person by virtue of his or her position with the Franklin Templeton Group. IF THE ACCESS PERSON RECEIVES CLEARANCE FOR THE TRANSACTION, AN INVESTMENT IN THE SAME ISSUER MAY ONLY BE MADE FOR A FUND OR CLIENT IF AN EXECUTIVE OFFICER OF FRANKLIN RESOURCES, INC., WHO HAS BEEN INFORMED OF THE ACCESS PERSON'S PRE-EXISTING INVESTMENT AND WHO HAS NO INTEREST IN THE ISSUER, APPROVES THE TRANSACTION.

     IN ORDER TO PROCESS YOUR REQUEST, PLEASE PROVIDE THE FOLLOWING INFORMATION:


     1)   Name/Description of proposed investment:

                                                   -----------------------------

     2)   Proposed Investment Amount:
                                                   -----------------------------

     3) Please attach pages of the offering memorandum (or other documents) summarizing the investment opportunity, including:

          a)   Name of the partnership/hedge fund/issuer;
          b)   Name of the general partner, location & telephone number;
          c) Summary of the offering; including the total amount the offering/issuer;
          d)   Percentage your investment will represent of the total offering;
          e)   Plan of distribution; and
          f)   Investment objective and strategy,

     PLEASE RESPOND TO THE FOLLOWING QUESTIONS:

     4) Was this investment opportunity presented to you in your capacity as a portfolio manager, trader or research analyst? If no, please explain the relationship, if any, you have to the issuer or principals of the issuer.




     5) Is this investment opportunity suitable for any fund/client that you advise? If yes, why isn't the investment being made on behalf of the fund/client? If no, why isn't the investment opportunity suitable for the fund/clients?




     6) Do any of the fund/clients that you advise presently hold securities of the issuer of this proposed investment (e.g., common stock, preferred stock, corporate debt, loan participations, partnership interests, etc)? If yes, please provide the names of the funds/clients and security description.

     7) Do you presently have or will you have any managerial role with the company/issuer as a result of your investment? If yes, please explain in detail your responsibilities, including any compensation you will receive.




     8) Will you have any investment control or input to the investment decision making process?




     9) If applicable, will you receive reports of portfolio holdings? If yes, when and how frequently will these be provided?




Reminder: Personal securities transactions that do not generate brokerage confirmations must be reported to the Legal Compliance Department on Schedule B within 10 calendar days after you are notified.



            -------------------------------------------
                       Name of Access Person


            -------------------------------------------    ---------------------
                      Access Person Signature                      Date


Approved by:
            -------------------------------------------    ---------------------
                 Chief Investment Officer Signature                Date



--------------------------------------------------------------------------------
DATE RECEIVED:
              ---------------------------------------------

DATE ENTERED IN LOTUS NOTES:
                            -------------------------------

DATE FORWARDED FRI EXECUTIVE OFFICER:
                                     ------------------------------------
                                     (ATTACH E-MAIL)     DATE:
                                                              ------------------
PRECLEARED:
              [    ]        [     ]


DATE ENTERED IN APII:
                     ----------------------------
--------------------------------------------------------------------------------

           APPENDIX C: INVESTMENT ADVISOR AND BROKER-DEALER AND OTHER
            SUBSIDIARIES OF FRANKLIN RESOURCES, INC. - FEBRUARY 2000

--------------------------------------------------------------------------------------------------------------------------------
Franklin Advisers, Inc.                              IA        Templeton Management Limited (Canada)                IA
--------------------------------------------------------------------------------------------------------------------------------
Franklin Advisory Services, LLC.                     IA        Templeton Franklin Investment Services, Inc.         IA/BD
--------------------------------------------------------------------------------------------------------------------------------
Franklin Investment Advisory Services, Inc.          IA        Templeton Investment Counsel, Inc.                   IA
--------------------------------------------------------------------------------------------------------------------------------
Franklin Management, Inc.                            IA        Templeton Asset Management, Ltd.                     IA/FIA
--------------------------------------------------------------------------------------------------------------------------------
Franklin Mutual Advisers, LLC                        IA        Templeton Investment Management Co. Ltd. (Japan)     FIA
--------------------------------------------------------------------------------------------------------------------------------
Franklin Properties, Inc.                            REA       Closed Joint-Stock Company Templeton (Russia)        FIA
--------------------------------------------------------------------------------------------------------------------------------
Franklin Templeton Distributors, Inc.                IA/BD     Templeton Unit Trust Management Ltd. (UK)            FBD
--------------------------------------------------------------------------------------------------------------------------------
Franklin Asset Management (Proprietary) Ltd.         IA        Orion Fund Management Ltd.                           FIA
--------------------------------------------------------------------------------------------------------------------------------
Templeton (Switzerland), Inc.                        FBD       Templeton Global Advisors Ltd. (Bahamas)             IA
--------------------------------------------------------------------------------------------------------------------------------
Templeton Franklin Investment Services (Asia) Ltd.   FBD       Templeton Asset Management (India) Pvt. Ltd.         FIA/FBD
--------------------------------------------------------------------------------------------------------------------------------
`Templeton Investment Management Limited (UK)        IA/FIA    Templeton Italia SIM S.p.A. (Italy)                  FBD
--------------------------------------------------------------------------------------------------------------------------------
Templeton Global Strategic Services S.A.             FBD       Templeton Global Strategic Services (Deutschland)    FBD
(Luxembourg)                                                   GmbH (Germany)
--------------------------------------------------------------------------------------------------------------------------------
Templeton Investment Management (Australia) Ltd.     FIA       Templeton Funds Annuity Company                      INS
--------------------------------------------------------------------------------------------------------------------------------
Franklin Templeton Investment Services, Inc.         TA
--------------------------------------------------------------------------------------------------------------------------------
Franklin Templeton Services, Inc.                    BM
--------------------------------------------------------------------------------------------------------------------------------

Codes:
IA:      US registered investment adviser
BD:      US registered broker-dealer
FIA:     Foreign equivalent investment adviser
FBD:     Foreign equivalent broker-dealer
TA:      US registered transfer agent
BM:      Business manager to the funds
REA:     Real estate adviser
INS:     Insurance company

THE FRANKLIN TEMPLETON GROUP POLICY STATEMENT ON INSIDER TRADING


A.       LEGAL REQUIREMENT

         Pursuant to the Insider Trading and Securities Fraud Enforcement Act of 1988, it is the policy of the Franklin Templeton Group to forbid any officer, director, employee, consultant acting in a similar capacity, or other person associated with the Franklin Templeton Group from trading, either personally or on behalf of clients, including all client assets managed by the entities in the Franklin Templeton Group, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Franklin Templeton Group's Policy Statement on Insider Trading applies to every officer, director, employee or other person associated with the Franklin Templeton Group and extends to activities within and outside their duties with the Franklin Templeton Group. Every officer, director and employee must read and retain this policy statement. Any questions regarding the Franklin Templeton Group's Policy Statement on Insider Trading or the Compliance Procedures should be referred to the Legal Department.

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         (1) trading by an insider, while in possession of material non-public information; or

         (2) trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

         (3)  communicating material non-public information to others.

         The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the Legal Department.

                       POLICY STATEMENT ON INSIDER TRADING



B.       WHO IS AN INSIDER?
         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's outside attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

C.       WHAT IS MATERIAL INFORMATION?
         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of the company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Wall Street Journal and whether those reports would be favorable or not.

D.       WHAT IS NON-PUBLIC INFORMATION?
         Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission ("SEC"), or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

                       POLICY STATEMENT ON INSIDER TRADING



E.       BASIS FOR LIABILITY

         1.   FIDUCIARY DUTY THEORY
         In 1980, the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will not disclose any material non-public information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

         In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders. They can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

         However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

         2.   MISAPPROPRIATION THEORY
         Another basis for insider trading liability is the "misappropriation" theory, under which liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Wall Street Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

F.       PENALTIES FOR INSIDER TRADING
         Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         -    civil injunctions;
         -    treble damages;
         -    disgorgement of profits;
         -    jail sentences;

                       POLICY STATEMENT ON INSIDER TRADING



         - fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and
         - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this policy statement can result in serious sanctions by the Franklin Templeton Group, including dismissal of any person involved.

G.       INSIDER TRADING PROCEDURES
         Each access person, Compliance Officer, the Risk Management Department, and the Legal Department, as the case may be, shall comply with the following procedures.

         1.   IDENTIFYING INSIDE INFORMATION
         Before trading for yourself or others, including investment companies or private accounts managed by the Franklin Templeton Group, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         -    Is the information material?

         - Is this information that an investor would consider important in making his or her investment decisions?

         - Is this information that would substantially affect the market price of the securities if generally disclosed?

         -    Is the information non-public?

         -    To whom has this information been provided?

         - Has the information been effectively communicated to the marketplace (e.g., published in Reuters, The Wall Street Journal or other publications of general circulation)?

If, after consideration of these questions, you believe that the information may be material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

         (i) Report the matter immediately to the designated Compliance Officer, or if he or she is not available, to the Legal Department.

         (ii) Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Franklin Templeton Group.




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

                       POLICY STATEMENT ON INSIDER TRADING



         (iii) Do not communicate the information inside or outside the Franklin Templeton Group, other than to the Compliance Officer or the Legal Department.

         (iv) The Compliance Officer shall immediately contact the Legal Department for advice concerning any possible material, non-public information.

         (v) After the Legal Department has reviewed the issue and consulted with the Compliance Officer, you will be instructed either to continue the prohibitions against trading and communication noted in (ii) and (iii), or you will be allowed to trade and communicate the information.

         (vi) In the event the information in your possession is determined by the Legal Department or the Compliance Officer to be material and non-public, it may not be communicated to anyone, including persons within the Franklin Templeton Group, except as provided in (i) above. In addition, care should be taken so that the information is secure. For example, files containing the information should be sealed and access to computer files containing material non-public information should be restricted to the extent practicable.

         2.    RESTRICTING ACCESS TO OTHER SENSITIVE INFORMATION
         All Franklin Templeton Group personnel also are reminded of the need to be careful to protect from disclosure other types of sensitive information that they may obtain or have access to as a result of their employment or association with the Franklin Templeton Group.

               (i)      GENERAL ACCESS CONTROL PROCEDURES
               The Franklin Templeton Group has established a process by which access to company files that may contain sensitive or non-public information such as the Bargain List and the Source of Funds List is carefully limited. Since most of the Franklin Templeton Group files which contain sensitive information are stored in computers, personal identification numbers, passwords and/or code access numbers are distributed to Franklin Templeton Group computer access persons only. This activity is monitored on an ongoing basis. In addition, access to certain areas likely to contain sensitive information is normally restricted by access codes.


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